Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of June 22, 2007, among Who’s Your Daddy, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company and the Purchasers entered into that certain Securities Purchase Agreement (“SPA”) dated May 7, 2007, in which the Company sold to the Purchasers certain shares of its Common Stock in exchange for certain securities acquired by the Purchasers and granted the Purchasers an option to purchase up to 2,000,000 shares of the Company’s common stock at a price per share of $0.50.

WHEREAS, pursuant to the terms of this Amendment, the Company and the Purchasers desire to amend the SPA to grant Around the Clock Partners, LP and Cohiba Partners Inc. each the right to acquire up to an additional 250,000 shares of the Company’s unregistered Common Stock for $.50 per share.

IN CONSIDERATION of the mutual covenants contained herein and in the SPA, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

1. Amendment to SPA. The first sentence of Section 2.3 of the SPA is hereby deleted and replaced in its entirety as follows (and all other portions of Section 2.3 shall remain unaffected by this Amendment):

2.3 Subject to the terms and conditions contained herein, and as set forth on Schedule I hereto, the Purchasers shall have the option to acquire up to 2,000,000 shares of the Company’s unregistered Common Stock from the Company for $.50 per share (the “Option Price”) from time to time within 60 days following the Closing herein, and in addition, Around the Clock Partners, LP and Cohiba Partners Inc. shall each have the option to acquire from the Company up to an additional 250,000 shares of the Company’s unregistered Common Stock for the Option Price from time to time within 90 days following the Closing herein. The purchase options described in this Section 2.3 are collectively referred to herein as the “Option.”

2. No Subsequent Equity Sale. This Amendment shall in no way be construed as a “Subsequent Equity Sale” as defined in Section 4.14 of the SPA.

3. Ratification and Confirmation of SPA. The Company hereby adopts, ratifies and confirms the SPA, as amended hereby, and acknowledges and agrees that the SPA, as amended hereby, is and remains in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser under the SPA or any other Transaction Document, nor constitute an amendment or waiver of any other provision of the Transaction Documents. All references to the SPA in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the SPA as modified by this Amendment.

4. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

5. Entire Agreement. The SPA, as amended by this Amendment, supersedes all other prior oral or written agreements between each Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein.

6. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

7. Successors. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

(Signature Page: Amendment to Securities Purchase Agreement)

The Company:

WHO’S YOUR DADDY, INC.

By: /s/ Edon Moyal Name: Edon Moyal Title: Chief Executive Officer

The Purchasers:

AROUND THE CLOCK PARTNERS, LP

By:  Around the Clock Trading and Capital Management, LLC,
General Partner

By:  /s/ Wayne Anderson
Wayne Anderson, Managing Member

COHIBA PARTNERS INC.

/s/ Colin Nix
Collin Nix, President

AROUND THE CLOCK TRADING AND CAPITAL MANAGEMENT, LLC

/s/ Wayne Anderson
Wayne Anderson, Managing Member

STRONG PARTNERS CORPORATION

/s/ Charles McGuirk
Charles McGuirk, Chief Executive Officer

TURID HOLDINGS

/s/ Henry Ward
Henry Ward, Managing Director

CHUCK LAUBACH and JIM POMFRET, as joint tenants in common

/s/ Chuck Laubach	/s/ Jim Pomfret
Chuck Laubach	Jim Pomfret

2